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                                                                    Exhibit 3(i)

                          CERTIFICATE OF INCORPORATION
                                       OF
                            CECO ENVIRONMENTAL CORP.

                               * * * * * * * * * *

                                        I

     The name of the corporation is CECO Environmental Corp.

                                       II

     The address of the corporation's registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

                                       III

     The business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                                       IV

     The total number of shares of stock which the corporation shall have authority to issue is One Hundred Million Ten Thousand (100,010,000). The total number of shares of Common Stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares with a par value of $.01 per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is Ten Thousand (10,000) shares, with a par value of $.01 per share.

     The Board of Directors is authorized, subject to limitations prescribed by law and the above provisions of this Article FOURTH, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

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          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h) Any other relative rights, preferences and limitations of that series.

                                        V

     The  name and mailing address of the incorporator is as follows:

                 NAME                                 MAILING ADDRESS
                 ----                                 ---------------

        Cynthia M. Hendzel                   30 North LaSalle Street, Suite 2600
                                             Chicago, Illinois 60602

                                       VI

     The corporation is to have perpetual existence.

                                       VII

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

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                                      VIII

     Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                       IX

     A.   Indemnification of Officers and Directors: The Corporation shall:
          -----------------------------------------

          (a) indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no lo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

          (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or an officer, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by each person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or

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     matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

          (c) indemnify any director, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article IX.A. (a) and (b), or in defense of any claim, issue or matter therein; and

          (d) make any indemnification under Article IX.A. (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article IX.A. (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation; and

          (e) pay expenses incurred by a director or an officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IX. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or an officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or an officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article IX unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

          (f) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
     Article IX exclusive of any

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     other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

          (g) have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX; and

          (h) deem the provisions of this Article IX to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article IX is in effect and any repeal or modification of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article IX not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other Corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the Board of Directors of this Corporation; and

          (i) continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

     B. Elimination of Certain Liability of Directors: No director of the
        ---------------------------------------------
Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by an amended DGCL. Any repeal or modification of this Article IX by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

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                                        X

     Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of
Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of
Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                       XI

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of January, 2002.


                                                          /s/ Cynthia M. Hendzel
                                                    ----------------------------
                                                    Cynthia M. Hendzel

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